Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Glynn Wilson, the Principal Executive Officer and Acting Principal Accounting Officer of TapImmune Inc. (the “Company”) hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his or her knowledge, the Report on Form 10-Q of TapImmune Inc., for the quarterly period ended March 31, 2015 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and that the information contained in the Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of TapImmune Inc.

Date: April 14, 2016

/s/ Glynn Wilson
Glynn Wilson
Chairman, Chief Executive Officer,
Principal Executive Officer and Acting Principal Accounting Officer